UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2020

Oyster Point Pharma, Inc.
(Exact name of Registrant as Specified in Charter)

Delaware	001-39112	81-1030955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202 Carnegie Center, Suite 109 Princeton, New Jersey	08540
(Address of Principal Executive Offices)	(Zip Code)
(609) 382-9032
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OYST	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events.

ONSET-2 Phase 3 Clinical Trial Press Release and Conference Call
On May 11, 2020, Oyster Point Pharma, Inc. (the “Company”) issued a press release announcing top-line data from the ONSET-2 Phase 3 clinical trial of the safety and efficacy of OC-01 nasal spray, the Company’s leading product candidate, in dry eye disease.
In addition, the press release indicated that the management team will host an investor conference call at 8:00 a.m. ET on May 11, 2020 to discuss the top-line results and the Company’s first quarter earnings. For purposes of the call, and in connection with the announcement described above, the investor slide presentation (the “ONSET-2 Study Presentation”) summarizing the top-line results, is posted on the “Events & Presentations” page within the “Investors” section of the Company’s website at investors.oysterpointrx.com. Copies of the press release and the ONSET-2 Study Presentation are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

99.1	Press Release of Oyster Point Pharma, Inc. dated May 11, 2020
99.2	Copy of Phase 3 ONSET-2 Trial Top-line Data Presentation, dated May 11, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OYSTER POINT PHARMA, INC.

Dated: May 11, 2020
	By:	/s/ Jeffrey Nau
Jeffrey Nau, Ph.D., M.M.S.
President and Chief Executive Officer